Exhibit 10.1

Dobrinski Brothers Inc.

R.R. #1 Box 482-B Falls, PA 18615

Erosion and Sedimentation Control Proposal

Submitted to:

Re:

Blue Ridge Real Estate Company

Erosion Control

P.O. Box 707

Golf Course @ Jack Frost Blakeslee, PA 18610-0707

Dobrinski Brothers, Inc. will provide for necessary equipment, supplies and personnel for the construction of all Erosion and Sedimentation Control plans and Land clearing from contract prepared by R.K.R Hess on Feb 10th 2005.

A.

Mobilization/ Demobilization

B.

Assuring that the approved erosion and sediment control plan is properly and completely implemented according to R.K.R Hess's plans & approved by R.K.R Hess and signed off on by Golf Strategies, LLC.

C.

Implementing appropriate best management practices to eliminate the potential for accelerated erosion and sediment pollution from any discovered unforeseen circumstances.

D.

Constructing the grass and rock swales, sediment traps, and basins to the designed specifications by RKR Hess & approved by RKR Hess upon completion and billing invoicing signed off on by Golf Strategies, LLC.

E.

All disturbed areas are to clean of debris prior to turnover. Golf Strategies must sign off on before golf hole is turned over to the Barbaron Construction. (tree limbs removed, loose rock removed, branches etc.)

F.

Installing culverts, headwalls, and outlets to the designed specifications by RKR Hess and approval of Golf Strategies, LLC.

G.

Hauling excess unclassified material from basins to designated areas as agreed by R.K.R Hess and Golf Strategies.

H.

Responsibility to inspect all erosion and sedimentation control after each run-off event and or on a weekly basis.

I.

Keeping site areas and road areas clean and neat free from all debris and garbage. Road ways must be kept clean.

Initialed:

/s/ KD

/s/ EDD

/s/ TW

Dobrinski

Blue Ridge

Golf Strategies

Pg. 1

Misc items to be followed:

1.

All surveying for construction layout shall be provided by Blue Ridge. Once hole has been staked out by Blue Ridge and stakes knocked out will have to be replaced by contractor

2.

Blue Ridge Real Estate Co. shall pay Dobrinski Brothers, Inc. time
And materials for the maintenance of all erosion and sedimentation
Controls until the hole has been turned over to Golf Strategies.
Dobrinski Brothers, Inc must provide to Golf Strategies and Hourly Rate sheet for both labor and equipment to maintain the sediment control area IF NEEDED prior to turning over to Golf Strategies. The rate sheet MUST be approved PRIOR to any work being completed.

3.

If Barbaron Inc. damages the E&S Controls during construction, Dobrinski Brothers will fix the damages and bill Barbaron Inc. accordingly. Hourly Rate sheet will apply to repair work. Repair work MUST be approved by Golf Strategies & Blue Ridge Real Estate prior to any work be completed.

4.

The price for the construction of the basins does not include a clay core for the berms, because it was not in the specifications from RKR Hess and Associates. If clay liner is needed it MUST be pre-approved by Golf Strategies.

5.

On-Site office is available and provided by Blue Ridge.

6.

Proposal is based on mobilization with work continuing without any interruptions from beginning to end.

7.

All insurance certificates shall list Blue Ridge Real Estate Company as additional insured.

8.

The Project Schedule shall be planned and approved by Golf Strategies & Blue Ridge to meet all aspects of the project such as quality of work, environmental, construction, and financial concerns. Dobrinski Brothers shall furnish equipment and labor, complete in accordance with the above specifications.

9.

Blue Ridge Real Estate Company shall retain ten-percent of the contract price until such time as the project has been approved in writing by Golf Strategies and Blue Ridge Company. Ten-percent shall be withheld from each progress payment during the term of this Agreement.

Initialed:

/s/ KD

/s/ EDD

/s/ TW

Dobrinski

Blue Ridge

Golf Strategies

The attached sheet shows the materials needed. ALL material MUST have prior approval from Golf Strategies BEFORE material are purchased.

The following information is to be followed for grass seeding.

Temporary Seeding:

Penndot Formulas E: Oats March 15th thru June 1St - Apply at a rate of 50 Ibs per acres
Annual Rye- 100 % June 1- Oct 15th

Permanent Seeding:

Penndot Formula B: Perennial Ryegrass Mixture 20%
Kentucky Bluegrass Mixture 50%
Magic Chewing Fescue- 30%

Apply at a rate of 21 Ibs per 1000 Sq. feet (3 to 1 & steeper, including basin side slopes.)

Any modification of seeding must be in writing and will come directly from Golf Strategies

Complete Construction of Erosion and Sedimentation Controls

$1,220,114.30

Acceptance of Proposal: The above prices, specifications, and conditions are satisfactory and hereby accepted: Dobrinski Brothers is authorized to do the work as specified under the direction of Golf Strategies LLC.

Authorized Signature:

/s/ Kevin Dobrinski

Dobrinski Brothers

Kevin Dobrinski

Vice President

Date of Acceptance:

/s/ Eldon D. Dietterick

    4-13-05

Blue Ridge Real Estate, Co.

Eldon D. Dietterick

Executive VP & Treasurer

/s/ Tom Wheary

Golf Strategies, LLC

Tom Wheary

President

Pg. 3

AIA Document A101-1997

Standard Form of Agreement Between Owner and Contractor where the basis of payment is a STIPULATED SUM

AGREEMENT made as of the Thirteenth day of April in the year of Two Thousand and Five

(In words, indicate day, month and year)

BETWEEN the Owner:

(Name, address and other information)

Blue Ridge Real Estate Company

P.O. Box 707

Route 940 and Mosey Wood Road

Blakeslee, PA 18610

and the Contractor:

(Name, address and other information)

Dobrinski Brothers

Incorporated

RR # 1 Box 482B

Falls, PA 18615

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

The Project is: (Name

and location)

Jack Frost National Golf Club

Boulder Creek Resorts

Blakeslee, PA

The Architect is:

(Name, address and other information)

Golf Strategies, LLC

737 Main Street

Suite 201

Safety Harbor, FL 34695

The Owner and Contractor agree as follows.

ARTICLE 1 THE CONTRACT DOCUMENTS

The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents other than Modifications, appears in Article 8.

ARTICLE 2 THE WORK OF THIS CONTRACT

The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

§ 3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed)

The date of commencement will be March l, 2005 and fixed in a Notice To Proceed.

If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows

§ 3.2 The Contract Time shall be measured from the date of commencement.

3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than days from the date of commencement, or as follows:

(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work)

July 15, 2005

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work)

For every day after July 15, 2005 which Contractor has failed to achieve Substantial Completion of the entire work, the Contract Sum shall be reduced by an amount of $500.00.

Owner and Contractor acknowledge that the damage from such delay in completion are difficult to measure and therefore have negotiated, stipulated and agreed that $500.00 a day is a fair and reasonable amount of liquidated damages to Owner for any such delay in completion.

ARTICLE 4 CONTRACT SUM

§ 4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor' performance of the Contract.  The Contract Sum shall be One Million Two Hundred Twenty Thousand One Hundred Fourteen Dollars and 30 cents ($1,220,114.30), subject to additions and deductions as provided in the Contract Documents.

§ 4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires)

The work is limited to the items bid on the Schedule of Unit Prices. (Exhibit A)

This is a Lump Sum Contract, unless otherwise noted. Contract will be adjusted by change order only.

4.3 Unit prices, if any, are as follows:

See Exhibit A - Schedule of Prices.

ARTICLES PAYMENTS

§ 5.1 PROGRESS PAYMENTS

§ 5. 11.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

25th of the month

§ 5.1.3 Provided that an Application for Payment is received by the Architect not later than the 25t1' day of a month, the Owner shall make payment to the Contractor not later than the 15`I' day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than twenty (20) days after the Architect receives the Application for Payment.

§ 5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

§ 5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

§ 5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1

Take that portion of the Contract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of Five percent (5%).
Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2

Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing), less retainage of Zero percent (0%);

.3

Subtract the aggregate of previous payments made by the Owner; and

.4

Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§ 5.1.7 The progress payment amount determined in accordance with Section 5.1.6 shall be further modified under the following circumstances:

.1

Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and
(Section 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surely, if any.)

.2

Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Section 9.10.3 of AIA Document A201-1997.

§ 5.1.8 Reduction or limitation of retainage, if any, shall be as follows:

(If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Sections 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

§ 5.1.9 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

§ 5.2 FINAL PAYMENT

§ 5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1

the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2

a final Certificate for Payment has been issued by the Architect.

§ 5.2.2 The Owner's final payment to the Contractor shall be made no later than -~~30~~-days after the issuance of the Architect's final Certificate for Payment, or as follows:

Final payment which includes all retainage amount will be made within (15) fifteen days of Final Certificate for payment.

ARTICLE 6 TERMINATION OR SUSPENSION

§ 6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of A 1 A Document A201-1997.

§ 6.2 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997.

ARTICLE 7 MISCELLANEOUS PROVISIONS

§ 7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (Insert rate of interest agreed upon, if any.)

Prime Rate of Interest

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§ 7.3 The Owner's representative is: (Name, address and other information)

Eldon D. Dietterick, Executive Vice President and Treasurer

Blue Ridge Real Estate, Inc.

P. 0. Box 707

Route 940 and Mosey Wood Road

Blakeslee, PA 18610

§ 7.4 The Contractor's representative is:

(Name, address and other information)

Kevin Dobrinski

Dobrinski Brothers Inc

RR#1 Box 482 B

Falls, AP 18615

7.5 Neither the Owner's nor the
Contractor's representative shall be
changed without ten days written notice
to the other

party.

§ 7.6 Other provisions:

ARTICLE 8   ENUMERATION OF CONTRACT DOCUMENTS

§ 8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

§ 8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A 101-1997.

§ 8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

§ 8.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated and are as follows

Document

Title

Exhibit A

Unit Price Schedule

Work of Contract

§ 8.1.4 The Specifications are those contained in the Project Manual dated as in Section 8.1.3, and are as follows: (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Title

Section

Pages

§ 8.1.5 The Drawings are as follows, and are dated unless a different date is shown below (Either list the Drawings here or refer to an exhibit attached to this Agreement.

§ 8.1.6 The Addenda, if any, are as follows:

Number

Date

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 8.

§ 8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not pan of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be pan of the Contract Documents)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER (Signature)

CONTRACTOR (Signature)

BLUE RIDGE REAL ESTATE COMPANY

DOBRINSKI BROTHERS

/s/ Eldon D. Dietterick

/s/ Kevin Dobrinski

Eldon D. Dietterick

Kevin Dobrinski

Exec. Vice President & Treasurer

Vice President

 (Printed name and title)

(Printed name and title)

ARCHITECT (Signature)

GOLF STRATEGIES, LLC

/s/ Tom Wheary

Tom Wheary

President

(Printed name and title)

AIA Document A101 TM- 1997. Copyright ©1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977, 1980, 1987, 1991 and 1997 by The American Institute of Architects. All rights reserved. WARNING: This AIA® Document is protected by U.S. Copyright Law and International Treaties. Unauthorized reproduction or distribution of this AIA® Document, or any portion of it, may result in severe civil and criminal penalties, and will be prosecuted to the maximum extent possible under the law. Purchasers are permitted to reproduce ten (10) copies of this document when completed. To report copyright violations of AIA Contract Documents, e-mail The American Institute of Architects' legal counsel, copyright@aia.org.